                                                                    EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE
                                    FOR INVESTOR RELATIONS INFORMATION, CONTACT:
                                            The Poretz Group, Investor Relations
                      Karen Vahouny, 703-506-1778 x224; e-mail: karen@poretz.com


                       TRANSCRYPT ANNOUNCES FIRST QUARTER
                                FINANCIAL RESULTS


LINCOLN, NB -- May 10, 2000 -- Transcrypt International, Inc. (OTC Bulletin
Board: TRII) today announced financial results for the quarter ended March 31, 2000. Revenues rose from $9.7 million to $11.4 million--an increase of 17%. The net loss was $3.2 million, or $0.25 per share, in the first quarter of 2000 versus a net loss of $3.9 million, or $0.31 per share, in the same quarter of last year.

The revenue increase was largely attributable to increased sales from the Company's EF Johnson subsidiary. EF Johnson revenues for the first quarter of 2000 were 25% higher than in the comparable quarter of last year--$9.7 million compared to $7.8 million. Revenues from the Transcrypt Secure Technologies division decreased from $2.0 million in the first quarter of 1999 to $1.7 million in the same quarter of this year. The decline was due to delays in closing several orders, as well as a shift in the division's product mix.

Michael E. Jalbert, chairman and chief executive officer of Transcrypt, notes, "Although our first quarter is typically our weakest and we had not targeted profitability this quarter, our revenues fell short of expectations. This was due to the fact that our EF Johnson division experienced a delay of about $2.5 million in product shipments to several key customers during the first quarter.

"On the positive side, we expect these shipments to occur in the second and third quarters, and we expect that EF Johnson will continue to generate strong top-line growth."

The overall gross margin was 14% in the first quarter of 2000 compared to 20% in the same period last year. The margin decrease was due to lower margins in the EF Johnson division, resulting from product mix changes and the delay of high-margin orders into subsequent quarters.

According to Jalbert, "Although our profit margin was below par, we believe that the drop in EF Johnson's margins was a temporary one, and we expect these margins to rebound over the coming quarters."

He adds, "Our planned investment and focus in EF Johnson should greatly enhance its potential to expand its current product offerings into new markets, as well as allow it to develop additional products. Our goal is to build our reputation from a product provider to a solution provider in the digital wireless communications marketplace.

Transcrypt International, Inc. (www.transcrypt.com) designs, manufactures and markets trunked and convention radio systems, stationary land mobile radio transmitters and receivers, including mobile and portable radios, and manufactures information security products that prevent the unauthorized interception of sensitive voice and data communication.

Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to the Company's efforts to improve profit margins, second/third quarter revenue, product development and future product shipments. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements due to the number of risk factors including, but not limited to, the Company's efforts to the level of product sales, mix of product sales, and other risks detailed in the Company's reports filed with the Securities & Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999.



                                       ###

                 TRANSCRYPT INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                 (in thousands)

                                                             Three Months Ended
                                                                 March 31,
                                                      --------------------------------
                                                          2000                1999
                                                      ------------        ------------
Revenues                                              $     11,360        $      9,709
Cost of sales                                                9,812               7,735
                                                      ------------        ------------
      Gross profit                                           1,548               1,974
                                                      ------------        ------------
Operating expenses:
    Research and development                                 1,465               1,714
    Sales and marketing                                      1,790               1,726
    General and administrative                               2,126               2,634
                                                      ------------        ------------
      Total operating expenses                               5,381               6,074
                                                      ------------        ------------

      Loss from operations                                  (3,833)             (4,100)

Other income                                                   472                 108
Interest income                                                242                 203
Interest expense                                              (132)               (168)
                                                      ------------        ------------
      Net income (loss) before income taxes                 (3,251)             (3,957)
Income tax benefit                                               -                   -
                                                      ------------        ------------
           Net income (loss)                          $     (3,251)       $     (3,957)
                                                      ============        ============

Net income (loss) per share - Basic and Diluted       $      (0.25)       $      (0.31)
                                                      ============        ============
Weighted average common shares - Basic                  12,956,871          12,946,624
                                                      ============        ============
Weighted average common shares - Diluted                12,956,871          12,946,624
                                                      ============        ============

                                  --- MORE ---

                 TRANSCRYPT INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                   AS OF MARCH 31, 2000 AND DECEMBER 31, 1999
                                 (in thousands)

                                                                              March 31,            December 31,
                                                                                 2000                  1999
                                                                          -------------------    ------------------
                                             ASSETS
  Current assets:
          Cash and cash equivalents                                             $     17,876          $     21,571
          Accounts receivable, net                                                     8,253                12,675
          Receivables - other                                                            563                   316
          Cost in excess of billings on uncompleted contracts                          3,170                 2,298
          Inventory                                                                   16,766                16,447
          Prepaid expenses                                                               795                   500
          Deferred tax assets                                                          2,395                 2,395
                                                                          -------------------    ------------------
                               Total current assets                                   49,818                56,202
Property, plant and equipment, net                                                     3,280                 3,766
Deferred tax assets                                                                    9,981                 9,981
Intangible assets, net                                                                14,831                15,011
Other assets                                                                             565                   561
                                                                          -------------------    ------------------
                                                                                $     78,475          $     85,521
                                                                          ===================    ==================

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
          Revolving line of credit                                              $      7,722          $      5,809
          Current portion of long-term debt                                               52                   116
          Accounts payable                                                             3,658                 8,514
          Billings in excess of cost on uncompleted contracts                          5,390                 5,116
          Deferred revenue                                                             3,935                 4,090
          Accrued expenses                                                             5,029                 5,764
          Provision for litigation settlement                                              -                     -
                                                                          -------------------    ------------------
                  Total current liabilities                                           25,786                29,409
Provision for litigation settlement                                                    5,996                 5,996
Long-term debt, net of current portion                                                    50                   197
Deferred revenue                                                                         538                   633
                                                                          -------------------    ------------------
                                                                                      32,370                36,235
                                                                          -------------------    ------------------

Stockholders' equity:
          Common stock                                                                   130                   130
          Additional paid-in capital                                                  90,401                90,331
          Accumulated deficit                                                        (44,426)              (41,175)
                                                                          -------------------    ------------------
                                                                                      46,105                49,286
                                                                          -------------------    ------------------
                                                                                $     78,475          $     85,521
                                                                          ===================    ==================

                                       ###